UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Shareholders of Equitrans Midstream Corporation (the Company) held on April 27, 2021 (the Annual Meeting), following the approval and recommendation of the Board of Directors of the Company (the Board), the Company’s shareholders approved amendments to the Company’s Amended and Restated Articles of Incorporation (the Articles) and the Company’s Second Amended and Restated Bylaws (the Bylaws) to eliminate the 80% supermajority voting requirements for shareholders to, as applicable:

(i)	approve certain amendments to the Articles;

(ii)	approve certain amendments to the Bylaws; and

(iii)	remove directors outside of the annual meeting process.

Such amendments are further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 8, 2021 (the Proxy Statement).

The Articles also were amended by the Board, for matters that did not require shareholder approval, to: (i) incorporate the rights, preferences and privileges of the Equitrans Midstream Corporation Series A Perpetual Convertible Preferred Shares, no par value, as set forth in the Statement with Respect to Shares that was filed with the Department of State of the Commonwealth of Pennsylvania (the Department) on June 17, 2020; and (ii) remove a provision related to the separation of the Company from its former parent company that was no longer applicable. The Second Amended and Restated Articles of Incorporation (the Restated Articles) of the Company were filed with the Department on, and specified an effective date of, April 28, 2021. The Bylaws also were amended by the Board, for matters that did not require shareholder approval, to include certain clarifications, updates and other non-substantive changes, with such amendments effective as of April 28, 2021.

Clean and marked copies of the Restated Articles and the Company’s Third Amended and Restated Bylaws (the Restated Bylaws) are filed herewith as, with respect to the Restated Articles, Exhibits 3.1 and 3.2 and, with respect to the Restated Bylaws, Exhibits 3.3 and 3.4. The foregoing descriptions of the Restated Articles and the Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Articles and Restated Bylaws, respectively, filed herewith and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders considered four proposals, each of which is described in more detail in the Proxy Statement. The final vote results for each proposal were as follows:

Proposal 1*	Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Elected the individuals set forth below to the Board of Directors to serve a one-year term expiring at the 2022 annual meeting:
• Vicky A. Bailey	372,737,789	97.49%	9,290,588	2.43%	269,578	25,795,035
• Sarah M. Barpoulis	378,765,007	99.07%	3,261,068	0.85%	271,880	25,795,035
• Kenneth M. Burke	373,680,304	97.74%	8,318,593	2.17%	299,058	25,795,035
• Patricia K. Collawn	317,532,125	83.05%	64,474,312	16.86%	291,518	25,795,035
• Margaret K. Dorman	369,926,601	96.76%	12,101,714	3.16%	269,640	25,795,035
• Thomas F. Karam	367,461,190	96.11%	13,733,990	3.59%	1,102,775	25,795,035
• D. Mark Leland	377,030,728	98.62%	4,967,080	1.29%	300,147	25,795,035
• Norman J. Szydlowski	372,271,099	97.37%	9,743,680	2.54%	283,176	25,795,035
• Robert F. Vagt	375,569,140	98.23%	6,429,238	1.68%	299,577	25,795,035

Proposal 2*	Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Approved, on an advisory basis, the compensation of the Company’s named executive officers for 2020.	375,697,068	98.27%	6,106,598	1.59%	494,289	25,795,035

Proposal 3*	Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Approved amendments to the Company’s Articles of Incorporation and Bylaws to remove the supermajority voting requirements.	380,847,183	99.62%	1,205,714	0.31%	245,058	25,795,035

Proposal 4*	Shares For	% Cast For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021.	407,282,547	99.80%	559,803	0.13%	250,640	N/A

* For purposes of all proposals above, abstentions, broker non-votes and the failure to vote were not votes cast and, accordingly, had no effect on the outcome of such proposals.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
3.1	Second Amended and Restated Articles of Incorporation of Equitrans Midstream Corporation.

3.2	Second Amended and Restated Articles of Incorporation of Equitrans Midstream Corporation (Marked Version).

3.3	Third Amended and Restated Bylaws of Equitrans Midstream Corporation.

3.4	Third Amended and Restated Bylaws of Equitrans Midstream Corporation (Marked Version).

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL. document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: April 28, 2021	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer